Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S‑3 (No. 333-214864) and Registration Statements on Form S-8 (Nos. 333-117761, 333-126957, 333-186733, 333-186734, 333-192909 and 333-201071) of Parker-Hannifin Corporation of our report dated January 27, 2017 relating to the financial statements of CLARCOR Inc., which appears in this Current Report on Form 8-K/A No. 001-04982 of Parker-Hannifin Corporation.

/s/ PricewaterhouseCoopers LLP
Nashville, TN
May 15, 2017